                                                                    EXHIBIT 10.8

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                                   NILT TRUST,

                                 as Transferor,

                                       and

                           NISSAN AUTO LEASING LLC II,
                                  as Transferee

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                                SUBI CERTIFICATE
                               TRANSFER AGREEMENT

                          Dated as of October 28, 2004

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ARTICLE ONE      DEFINITIONS.....................................................................................    3

         Section 1.01.         Definitions.......................................................................    3

         Section 1.02.         Interpretive Provisions...........................................................    3

ARTICLE TWO      TRANSFER OF 2004-A SUBI CERTIFICATE.............................................................    3

         Section 2.01.         Transfer of 2004-A SUBI Certificate...............................................    3

         Section 2.02.         True Sale.........................................................................    4

         Section 2.03.         Representations and Warranties of the Transferor and the Transferee...............    4

         Section 2.04.         Financing Statement and Books and Records.........................................    7

         Section 2.05.         Acceptance by the Transferee......................................................    7

         Section 2.06.         Release of Claims.................................................................    8

ARTICLE THREE    MISCELLANEOUS...................................................................................    8

         Section 3.01.         Amendment.........................................................................    8

         Section 3.02.         Governing Law.....................................................................    8

         Section 3.03.         Severability......................................................................    8

         Section 3.04.         Binding Effect....................................................................    8

         Section 3.05.         Headings..........................................................................    8

         Section 3.06.         Counterparts......................................................................    9

         Section 3.07.         Further Assurances................................................................    9

         Section 3.08.         Third-Party Beneficiaries.........................................................    9

         Section 3.09.         No Petition.......................................................................    9

         Section 3.10.         No Recourse.......................................................................    9

                       SUBI CERTIFICATE TRANSFER AGREEMENT

      This SUBI Certificate Transfer Agreement, dated as of October 28, 2004, is between NILT Trust, a Delaware statutory trust ("NILT Trust"), as transferor (the "Transferor"), and Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), as transferee (the "Transferee").

                                    RECITALS

      A. Nissan-Infiniti LT (the "Titling Trust") is a Delaware statutory trust governed by the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the "Titling Trust Agreement"), by and among the NILT Trust, as grantor and initial beneficiary (in such capacity, the "Grantor" and the "UTI Beneficiary," respectively), Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), as Servicer (the "Servicer"), Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), as Delaware trustee ("Delware Trustee"), NILT, Inc., a Delaware corporation, as trustee (the "Trustee"), and U.S. Bank National Association, a national banking association ("U.S. Bank"), as trust agent (the "Trust Agent");

      B. Pursuant to the Titling Trust Agreement, the purposes of the Titling Trust include taking assignments and conveyances of and holding in trust various assets (the "Trust Assets");

      C. NILT Trust, the Servicer, the Trustee, the Delaware Trustee and the Trust Agent are entering into the 2004-A SUBI Supplement, dated as of October 28, 2004 (the "2004-A SUBI Supplement", and together with the Titling Trust Agreement, the "SUBI Trust Agreement"), to (i) establish a special unit of beneficial interest, the "2004-A SUBI" and (ii) identify and allocate certain Trust Assets to the 2004-A SUBI;

      D. Pursuant to the SUBI Trust Agreement a separate portfolio of leases (the "2004-A Leases"), the vehicles that are leased under the 2004-A Leases (the "2004-A Vehicles"), and certain other related Trust Assets have been allocated to the 2004-A SUBI;

      E. The Titling Trust has issued a certificate evidencing a 100% beneficial interest in the 2004-A SUBI (the "2004-A SUBI Certificate") to the Transferor;

      F. The Transferor and the Transferee desire to provide for the sale, transfer, and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor's right, title, and interest in the 2004-A SUBI Certificate; and

      G. Immediately after the transfer and assignment of the 2004-A SUBI Certificate to the Transferee, the Transferee shall sell, transfer, and assign all of its right, title and interest in the 2004-A SUBI Certificate to the Nissan Auto Lease Trust 2004-A in connection with a securitization.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                             SUBI Certificate Transfer Agreement

                                   ARTICLE ONE
                                   DEFINITIONS

      Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of October 28, 2004, by and among Nissan Auto Lease Trust 2004-A, as issuer (the "Issuer"), NILT Trust, as Grantor and Initial Beneficiary, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the "Administrative Agent"), NALL II, the Trustee, Wilmington Trust, as Delaware Trustee and owner trustee (in such capacity, the "Owner Trustee") and U.S. Bank, as Trust Agent and indenture trustee (in such capacity, the "Indenture Trustee").

      Section 1.02. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular part, Article, or Section within this Agreement, (iii) the term "include" and all variations thereof shall mean "include without limitation",
(iv) the term "or" shall include "and/or", (v) the term "proceeds" shall have the meaning ascribed thereto in the UCC, and (vi) any defined term that relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that have been or are hereafter executed and delivered in accordance with the terms thereof, except that references to the SUBI Trust Agreement include only such items as relate to the 2004-A SUBI and the Titling Trust.

      Any reference in this 2004-A SUBI Certificate Transfer Agreement to any agreement means such agreement as it may be amended, restated, supplemented (only to the extent such agreement as supplemented relates to the Notes), or otherwise modified from time to time, except that references to the SUBI Trust Agreement include only such items as relate to the 2004-A SUBI and the Titling Trust. Any reference in this 2004-A SUBI Certificate Transfer Agreement to any law, statute, regulation, rule, or other legislative action shall mean such law, statute, regulation, rule, or other legislative action as amended, supplemented, or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this 2004-A SUBI Certificate Transfer Agreement to a Person shall include the successor or assignee of such Person.

                                   ARTICLE TWO
                       TRANSFER OF 2004-A SUBI CERTIFICATE

      Section 2.01. Transfer of 2004-A SUBI Certificate.

      In consideration of the Transferee's delivery to, or upon the order of, the Transferor of $1,724,402,102.96 (the "Transfer Price") in cash by federal wire transfer (same day) funds, of which an amount equal to approximately 16.36% of the Transfer Price will represent the proceeds of a capital contribution from NMAC to the Transferee, the Transferor hereby

                                             SUBI Certificate Transfer Agreement
absolutely sells, transfers, assigns, and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Transferor's right, title, and interest in and to the following (collectively, the "Assets"):

            (i) the 2004-A SUBI Certificate and the interest in the 2004-A SUBI represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof;

            (ii) all of the Transferor's rights and benefits as holder of the 2004-A SUBI Certificate under the Servicing Agreement and the SUBI Trust Agreement;

            (iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 2004-A SUBI represented by the 2004-A SUBI Certificate, as granted in the 2004-A SUBI Supplement and in the 2004-A SUBI Certificate;

            (iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing; and

            (v) all cash and non-cash proceeds of all of the foregoing.

      Section 2.02. True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor's estate in the event that the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing, it is intended by the Transferor and the Transferee that the interest conveyed constitutes a grant of a security interest under the UCC as in effect in the State of Delaware by the Transferor to the Transferee to secure the Transfer Price to the Transferor, which security interest shall be perfected and of a first priority. The Transferor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a "security agreement" under all applicable laws.

      Section 2.03. Representations and Warranties of the Transferor and the Transferee.

      (a) The Transferor hereby represents and warrants to the Transferee as of the date of this Agreement and the Closing Date that:

            (i) Organization and Good Standing. The Transferor is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.

                                             SUBI Certificate Transfer Agreement

            (ii) Due Qualification. The Transferor is duly qualified to do business as a foreign business trust in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the Transferor.

            (iii) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferor by all necessary action.

            (iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

            (v) No Violation. The execution, delivery, and performance by the Transferor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the Transferor's trust agreement, or (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject; or (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents); or (D) violate any law or, to the knowledge of the Transferor, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties, except to the extent that such contravention, violation, or default would not be likely to have a Material Adverse Effect.

            (vi) No Proceedings. There are no proceedings in which the Transferor has been served or, to the knowledge of the Transferor, proceedings or investigations that are pending or threatened in each case against the Transferor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, could reasonably be expected to materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

                                             SUBI Certificate Transfer Agreement

            (vii) Title to 2004-A SUBI Certificate. Immediately prior to the transfer of the 2004-A SUBI Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 2004-A SUBI Certificate and it has the legal right to transfer the 2004-A SUBI Certificate, (B) has good and valid title to the 2004-A SUBI Certificate and the 2004-A SUBI Certificate is on the date hereof free and clear of all Liens and (C) will convey good, valid, and indefeasible title to the 2004-A SUBI Certificate to the Transferee under this Agreement.

      (b) The Transferee hereby represents and warrants to the Transferor as of the date of this Agreement and the Closing Date that:

            (i) Organization and Good Standing. The Transferee is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own and sell the Assets.

            (ii) Due Qualification. The Transferee is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the condition, financial or otherwise, of the Transferee or would not have a Material Adverse Effect on the ability of the Transferee to perform its obligations under this Agreement.

            (iii) Power and Authority. The Transferee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferee by all necessary action.

            (iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

            (v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Transferee; or (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Transferee is a party or by which it may be bound or any

                                             SUBI Certificate Transfer Agreement
      of its properties are subject; or (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents); or (D) violate any law or, to the knowledge of the Transferee, any order, rule, or regulation applicable to it or its properties; or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferee or any of its properties, except to the extent that such contravention, violation, or default would not be likely to have a Material Adverse Effect.

            (vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

      (c) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee and the sale of the Assets by the Transferee to the Trust. Upon discovery by the Transferor, the Transferee, or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

      Section 2.04. Financing Statement and Books and Records.

      (a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that prior to the Closing Date it will deliver to the Transferee, with all requisite endorsements, the 2004-A SUBI Certificate and will file, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect the sale of the Assets, and the proceeds thereof to the Transferor (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Transferor thereof.

      (b) The Transferor further agrees that it will treat the transfer of the Assets as a sale for accounting purposes, take no actions inconsistent with the Transferee's ownership of the Assets and on or prior to the Closing Date indicate on its books, records, and statements that the Assets have been sold to the Transferee.

      Section 2.05. Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2004-A SUBI Certificate and the interest in the 2004-A SUBI represented thereby, whether set forth in the 2004-A SUBI Certificate, in

                                             SUBI Certificate Transfer Agreement
the SUBI Trust Agreement, or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

      Section 2.06. Release of Claims. Pursuant to Section 3.04(b) of the Titling Trust Agreement and Section 12.02(b) of the 2004-A SUBI Supplement, the Transferee hereby covenants and agrees for the express benefit of each holder from time to time of a UTI Certificate and any other SUBI Certificate that the Transferee shall release all claims to the UTI Assets and the related Other SUBI Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the UTI Assets or such Other SUBI Assets, as the case may be.

                                  ARTICLE Three
                                  MISCELLANEOUS

      Section 3.01. Amendment. This Agreement may be amended from time to time in a writing signed by the parties hereto.

      Section 3.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any otherwise applicable principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

      Section 3.03. Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be, for any reason whatever, held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements, and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

      Section 3.04. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

      The Transferor acknowledges and agrees that (a) (i) the Transferee may, pursuant to the Trust SUBI Certificate Transfer Agreement, transfer and assign the 2004-A SUBI and the 2004-A SUBI Assets represented thereby and assign its rights under this Agreement to Nissan Auto Lease Trust 2004-A and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit Nissan Auto Lease Trust 2004-A; and (b) (i) Nissan Auto Lease Trust 2004-A may, pursuant to the Indenture, pledge and grant a security interest in the 2004-A SUBI and the 2004-A SUBI Assets represented thereby and assign its rights under this Agreement to the Indenture Trustee and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Transferor hereby consents to all such transfers, assigns, pledges and grants.

      Section 3.05. Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                                             SUBI Certificate Transfer Agreement

      Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

      Section 3.07. Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

      Section 3.08. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each Holder of the 2004-A SUBI Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

      Section 3.09. No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against any other party hereto, any Grantor, the Owner Trustee, the Trustee, any Special Purpose Affiliate, any member of a Special Purpose Affiliate that is a limited liability company, or the trustee of the Grantor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

            This Section shall survive the complete or partial termination of this Agreement, the resignation or removal or the Trustee and the complete or partial resignation or removal of the Servicer.

      Section 3.10. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings, and agreements herein made on the part of the Transferor, as it relates to NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.

                                             SUBI Certificate Transfer Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                       NILT TRUST, as Transferor

                                       By: U.S. BANK NATIONAL ASSOCIATION,
                                             as Managing Trustee

                                           By: /s/ Patricia M. Child
                                               --------------------------------
                                           Name: Patricia M. Child
                                           Title: Vice President

                                       NISSAN AUTO LEASING LLC II, as Transferee

                                       By: /s/ Joji Tagawa
                                           -------------------------------------
                                           Name:  Joji Tagawa
                                           Title:    Treasurer

                                             SUBI Certificate Transfer Agreement

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